CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of this 10th day of April, 2014, by and between OSL Holdings, Inc. (the “Company”) and Eli Feder (the “Consultant”). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Services. The Consultant agrees to provide food production, logistics, consulting and development services (the “Services”) to and for the Company and its Cannabis Division during the Term (as defined below), as the Company may reasonably request; and as mutually agreed. The Consultant shall deliver such Services either in person or by telephone as the Company may reasonably request. The Consultant agrees to use his best efforts in the performance and delivery of the Services contemplated hereunder and dedicate daily time and effort to these services.

2. Compensation. The Company shall provide to the Consultant, compensation as follows:

(a) 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which shall be issued to Consultant within thirty (30) business days of execution of this Agreement; and up to $5,000 per month based in the number of hours expended each month on services

(b) Reimbursement for expenses incurred in connection with providing the Services, provided that all such expenses were previously approved in writing by the Company.1

3. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall end on the third anniversary thereof, unless extended by written agreement of the parties hereto.

4. Confidentiality.

(a) The Consultant agrees that all the materials and information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s technology, business or financial affairs, including the identification of the Company’s customers and clients (collectively, “Confidential Information”) is and shall be the exclusive property of the Company. The Consultant will not disclose any Confidential Information to others outside the Company or use the same for any purposes (other than in the performance of his services as an Consultant to the Company) without the written approval of the Company, either during or after the Term, unless and until such Confidential Information has become public knowledge without fault by the Consultant.

(b) All tangible materials containing Confidential Information or copies thereof and all tangible property of the Company in the Consultant’s custody or possession shall be delivered to the Company upon the earlier of (i) a request by the Company or (ii) termination of the Term. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(c) The Consultant agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraph (a) above, and his obligation to return materials and tangible property set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers or collaborators of the company or suppliers or consultants to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company’s business. During the Term and for a period of six months thereafter, the Consultant agrees that he will not enter into an Agreement with any entity that directly competes, or intends to compete with the Company.

1 Example of compensation, to be updated per the terms of specific arrangement with consultant.

5. Assignment of Inventions.

(a) The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Consultant, or under his direction or jointly with others, as a direct result of the performance of the Services hereunder, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Consultant agrees to assign and does hereby assign to the Company (or any person or entity designated by the company) all of his right, title and interest in and to all Developments and all related patents, patent applications, certificates of invention, applications for certificates of inventions, utility models, applications for utility models, copyrights, copyright applications and other industrial and intellectual property rights.

(c) The Consultant agrees to cooperate fully with the Company, both during and after the Term with respect to the procurement, maintenance and enforcement of copyrights, patents, and other industrial and intellectual property rights (both in the United States and foreign countries) relating to Developments.

6. Indemnification. The Company agrees to indemnify, defend, and hold harmless the Consultant from and against any claims or suits by a third party against the Consultant, or any liabilities of judgments based thereon, either arising from the Consultant’s performance of the Services for the Company hereunder or arising from any Company products which result from the Consultant’s performance of the Services hereunder; provided, however, that notwithstanding the foregoing to the contrary, the Company’s obligation to indemnify, defend, and hold harmless the Consultant shall not extend to claims or suits, or any liabilities or judgments based thereon, to the extent they are based on actual alleged breach of this Agreement by the Consultant or infringement of patent rights, misappropriation of trade secrets, or breach of confidentiality by the Consultant or his research institution, or the gross negligence or willful misconduct of the Consultant; provided further, that the Company shall have sole control over the defense of any claim or suit and that the Consultant may not settle or agree to settle any claim or suit without the Company’s prior written consent.

7. Other Agreements. The Consultant represents that he has all the necessary right, power, and authority to enter into this Agreement, to serve as a Consultant to the Company, to grant the rights granted to the Company by him hereunder, and to fulfill all of his obligations under, and all of the other terms of, this Agreement. The Consultant further represents that his performance of all the terms of this Agreement and as an Consultant to the Company does not and will not breach any other agreement of the Consultant with any other party, including, without limitation, any agreement of the Consultant to refrain from competing, directly or indirectly, with the business of any previous employer or any other party or any agreement to keep in confidence information, knowledge or data acquired in confidence or in trust. The Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. The Consultant will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown beneath its or his signature below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9. Independent Contractor. The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant may not assume or create any obligation or responsibility, express or implied, on behalf or in the name of the Company, nor bind the Company in any manner.

10. Publicity. The Company will not use the Consultant’s name in any commercial advertisement or similar material that is used to promote or sell products, unless the Company obtains in advance the written consent of the Consultant.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to, and supersedes all prior agreements and understandings, whether written or oral, relating to, the subject matter of this Agreement.

12. Governing Law. This Agreement shall be construed, interpreted, and enforced m accordance with the laws of New York, without giving effect to conflict of laws provisions.

13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to any part of its assets or business; provided, however, that the obligations of Consultant arc personal and shall not be assigned by him.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 10, 2014.

COMPANY:

OSL HOLDINGS, INC.

By:	/s/ Robert Rothenberg
Name:	Robert Rothenberg
Title:	President & CEO

CONSULTANT:

Eli Feder
Name of Consultant

/s/ Eli Feder
Signature of Consultant